AMENDMENT TO TRUST AGREEMENT

This Amendment (the "Amendment") to the Trust Agreement is entered into as of March 29, 2012, by and between MediaNet Group Technologies, Inc., a Nevada corporation (the "Company"), and Batista Guerra y Asociados, solely in their capacity as trustee (the "Trustee").

RECITALS

A. As of February 25, 2011, the Company and the Trustee entered into that certain Trust Agreement (the "Trust Agreement") for the benefit of the investors in DubLi.com, LLC and various employees of Lenox Resources LLC (collectively, the "Beneficiaries").

B. The Company and the Trustee desire to modify certain terms in the Trust Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements of the parties contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, the Trustee and the Company agree as follows:

1. Recitals. The Recitals set forth in this Amendment are true and correct and incorporated herein.

2. Definitions. All capitalized terms contained herein shall be defined as set forth herein and as set forth in the Trust Agreement.

3. Obligations of the Trustee. The definition of the term "Restricted Period" set forth in Section 3.2 of the Trust Agreement is hereby amended to be defined as the period commencing on the Initial Transfer Date and continuing until June 30, 2012 (the "Restricted Period"). All other terms set forth in Section 3.2 of the Agreement remain unchanged.

4. Beneficiary Representation Affidavit; Information Memorandum. Section 3.3 of the Agreement is amended in its entirety to read as follows:

3.3 Beneficiary Representation Affidavit; Information Memorandum.

(a) At least 20 (twenty) calendar days prior to the end of the Restricted Period, the Company shall use its commercially reasonable efforts to provide each Beneficiary via electronic mail or expedited mail service, if deemed necessary by the Company, with (i) a Beneficiary Representation Affidavit (the "Affidavit"), the form of which is attached hereto as Annex B; (ii) the Company's Form 10-K ("Form 10-K") for the fiscal year ended September 30, 2011 and (iii) the Company's most recent Form 10-Q ("Form 10-Q"). The Form 10-K and Form 10-Q are hereinafter referred to as the "Information Memorandum".

(b) In order for any individual Beneficiary to receive a portion of the Loyalty Shares, such investors will be required to complete and execute an Affidavit and return such Affidavit to the Company at least 2 (two) calendar days prior to the end of the Restricted Period, or such longer period as shall be determined in the sole and absolute discretion of the Company.

5. Incorporation of Terms. Except as modified hereby, all other provisions of the Agreement are incorporated herein by reference and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and acknowledged this Amendment, as of the date first above written.

MEDIANET GROUP TECHNOLOGIES, INC.

Date:

By:
Name: Andreas Kusche
Title: General Counsel
Address: 5200 Town Center Circle, Suite 601
Boca Raton, FL 33486

BATISTA GUERRA Y ASOCIADOS, solely in their capacity as Trustee of the Trust

Date:

By: 8.812-756
Name: Michael Samaniego
Title: Asociado
Address: Calle 34 y Avenida Cuba, Edificio Victoria, Oficina 506, Panama, Republica de Panama

Local Agent

Date:

By:
Name: Radames Butcher